Exhibit 5.2

HUNTON ANDREWS KURTH LLP FILE NO: 123674.15

October 14, 2022

Board of Directors

NewLake Capital Partners, Inc.

50 Locust Avenue, First Floor

New Canaan, CT 06840

Re: Registration Statement on Form S-3 Regarding the Registration of $200,000,000 of Securities

Ladies and Gentlemen:

We have acted as counsel to NewLake Capital Partners, Inc., a Maryland corporation (the “Company”), and NLCP Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Registrants”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) filed by the Registrants with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2022, pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”) and one or more supplements to the Prospectus, of:

(a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(b) shares of preferred stock, par value $0.1 per share, of the Company (the “Preferred Stock”);

(c) one or more series of debt securities issued by the Company (the “Company Debt Securities”) under an indenture substantially in the form filed as Exhibit 4. October 14, 2022 to the Registration Statement (the “Company Indenture”), to be entered into between the Company and trustees yet to be named, upon or prior to the first issuance of Company Debt Securities thereunder;

(d) one or more series of debt securities issued by the Operating Partnership (the “Operating Partnership Debt Securities” and together with the Company Debt Securities, the “Debt Securities”) under an indenture substantially in the form filed as Exhibit 4. October 14, 2022 to the Registration Statement (the “Operating Partnership Indenture”), to be entered into between the Operating Partnership and trustees yet to be named, upon or prior to the first issuance of Operating Partnership Debt Securities thereunder;

(e) guarantees by the Operating Partnership of Company Debt Securities (the “Operating Partnership Guarantees”);

(f); guarantees by the Company of Operating Partnership Debt Securities (the “Company Guarantees”);

(g) warrants to be issued by the Company (“Warrants”) pursuant to a warrant agreement (a “Warrant Agreement”) between the Company and a warrant agent, pursuant to which the holders thereof would have the right to purchase Equity Securities (as defined below);

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON

LOS ANGELES   MIAMI   NEW YORK   NORFOLK   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC

www.HuntonAK.com

Board of Directors

NewLake Capital Partners, Inc.

October 14, 2022

(h) rights to be issued by the Company (the “Rights”) pursuant to a rights agreement (a “Warrant Agreement”) between the Company and a rights agent, pursuant to which the holders thereof would have the right to purchase Equity Securities (as defined below); and

(i) units consisting of a combination of any of the securities described above (“Units”).

The Common Stock and Preferred Stock are referred to herein as “Equity Securities.” The Equity Securities, the Debt Securities, the Company Guarantees, the Operating Partnership Guarantees, the Warrants, the Rights and the Units are referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinions expressed below, we have examined (a) the Registration Statement and the exhibits thereto, (b) the Prospectus, (c) the forms of the Company Indenture and the Operating Partnership Indenture and (d) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons as we have deemed appropriate as a basis for the opinions expressed below.

In rendering each of the opinions expressed below, we have assumed and have not verified (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals and (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In rendering the opinions expressed in paragraphs 2 through 8 below, we have also assumed that (i) each of the agreements referred to therein and each of the Securities as to which we therein express a validity opinion will include a provision stating that such instrument shall be governed by the laws of the State of New York and will constitute the legal, valid and binding obligation of each party thereto (other than any Obligor that is a party thereto), enforceable against each party thereto (other than any Obligor that is a party thereto) in accordance with its terms, (ii) Section 5-501.6.b of the New York General Obligations Law will apply in the case of any Debt Securities and (iii) the form and terms of any Securities, and the issuance, sale and delivery of any such Securities, and the incurrence and performance of all obligations thereunder or in respect thereof in accordance with the terms thereof, in each case, will be in full compliance with, and will not violate, the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any of the Obligors, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of the Obligors, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. Furthermore, insofar as the opinions expressed paragraphs 2 through 8 below pertain to the choice of law provisions of the instruments referred to in such paragraphs, such opinions are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any of such opinions. With respect our opinion expressed in paragraph 8 below with respect to the Units, we have also assumed the validity of all Equity Securities that may be a component thereof.

Except to the extent stated in the numbered opining paragraphs below, we have assumed with respect to any indenture, Debt Security, Guarantee or other agreement referred to herein (whether entered into on or prior to the date hereof or to be entered into after such date), the valid existence and the power and authority (corporate or other) of all parties thereto to enter into and to incur and perform all of its obligations thereunder and have also assumed the due authorization by all requisite action (corporate or other) and the due execution and delivery by such parties of such instruments and that such instruments constitute or will constitute valid and binding obligations of each of the parties thereto. We note that the Operating Partnership is incorporated under the laws of the State of Delaware and the Company is incorporated under the laws of the State of Maryland. However, with respect to the assumptions stated in this paragraph as to the Company, we note that the Company has obtained and filed as Exhibit 5.1 to the Registration Statement a legal opinion of Venable LLP, as to the valid existence of the Company under the laws of the State of Maryland, the corporate power and authority of the Company to create its obligations under the Company Debt Securities and the Company Guarantees and the validity of the Equity Securities.

Board of Directors

NewLake Capital Partners, Inc.

October 14, 2022

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. Each series of Company Debt Securities will constitute valid and legally binding obligations of the Company, once (a) the Company Indenture under which such Company Debt Securities are to be issued has been validly executed and delivered by the Company, as issuer, and by the trustee thereunder, (b) a supplemental indenture (to such Company Indenture) establishing such series of Company Debt Securities, has been duly authorized and validly executed and delivered by the Company, as issuer, and by the trustee under such Company Indenture, or an officer’s certificate (pursuant to such Company Indenture) establishing such series of Company Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case in accordance with the terms of such Company Indenture, (c) the board of directors of the Company has duly taken all necessary corporate action to authorize and approve the issuance by the Company of such series of Company Debt Securities, the terms thereof, the terms of the offering thereof and related matters and (d) such Company Debt Securities have been (i) duly executed and delivered by the Company in accordance with the terms of the applicable Company Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such Company Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such Company Indenture and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

2. Each series of Operating Partnership Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, once (a) the Operating Partnership Indenture under which such Operating Partnership Debt Securities are to be issued has been validly executed and delivered by the Operating Partnership, as issuer, and by the trustee thereunder, (b) a supplemental indenture (to such Operating Partnership Indenture) establishing such series of Operating Partnership Debt Securities, has been duly authorized and validly executed and delivered by the Operating Partnership, as issuer, and by the trustee under such Operating Partnership Indenture, or an officer’s certificate (pursuant to such Operating Partnership Indenture) establishing such series of Operating Partnership Debt Securities, has been duly authorized and validly executed and delivered to such trustee, in each case in accordance with the terms of such Operating Partnership Indenture, (c) the board of directors of the Company, acting in its capacity as general partner of the Operating Partnership has duly taken all necessary corporate action to authorize and approve the issuance by the Operating Partnership of such series of Operating Partnership Debt Securities, the terms thereof, the terms of the offering thereof and related matters and (d) such Operating Partnership Debt Securities have been (i) duly executed and delivered by the Operating Partnership in accordance with the terms of the applicable Operating Partnership Indenture (and any applicable supplemental indenture thereto or officer’s certificate) in such form as shall have been established in compliance with such Operating Partnership Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (ii) authenticated by the trustee under such Operating Partnership Indenture and (iii) paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

3. Each of the Company Guarantees of Operating Partnership Debt Securities validly issued under the Operating Partnership Indenture will constitute valid and legally binding obligations of the Company, once (a) the Operating Partnership Indenture has been validly executed and delivered by the Operating Partnership, as issuer, and by the trustee thereunder, (b)  a supplemental indenture (to such Operating Partnership Indenture) establishing such series of Operating Partnership Debt Securities and such Company Guarantee thereof, has been duly authorized and validly executed and delivered by the Operating Partnership, as issuer, and the Company, as guarantor, and by the trustee under such Operating Partnership Indenture and (c) the Operating Partnership has duly taken all necessary limited partnership to authorize and approve the issuance and terms of such series of Operating Partnership Debt Securities, the terms of the offering thereof and related matters, and the Company has duly taken all necessary corporate action to authorize and approve such Company Guarantee.

4. Each of the Operating Partnership Guarantees of Company Debt Securities validly issued under the Company Indenture will constitute a valid and legally binding obligation of the Operating Partnership, once (a) the Company Indenture under which such Company Debt Securities are to be issued has been validly executed and delivered by the Company and by the trustee thereunder, (b) a supplemental indenture (to such Company Indenture) establishing such series of Company Debt Securities and such Operating Partnership Guarantee thereof, has been duly authorized and validly executed and delivered by the Company, as issuer, and the Operating Partnership, as guarantor, and by the trustee under such Company Indenture and (c) the Company has duly taken all necessary corporate action to authorize and approve the issuance and terms of such series of Company Debt Securities, the terms of the offering thereof and related matters, and the Operating Partnership has duly taken all necessary limited partnership action and the Company has taken all necessary corporate action to authorize and approve such Operating Partnership Guarantee.

Board of Directors

NewLake Capital Partners, Inc.

October 14, 2022

5. Each of the Warrants to be issued under a Warrant Agreement will constitute a valid and legally binding obligation of the Company, once (a) the Company has duly taken all necessary corporate action to authorize and approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) such Warrant Agreement has been duly authorized and validly executed and delivered by the Company and by the warrant agent thereunder and (c) such Warrants have been duly executed and issued by the Company in accordance with the terms of such Warrant Agreement and paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

6. Each of the Rights to be issued under a Rights Agreement will constitute a valid and legally binding obligation of the Company, once (a) the Company has duly taken all necessary corporate action to authorize and approve the issuance and terms of such Rights, the terms of the offering thereof and related matters, (b) such Rights Agreement has been duly authorized and validly executed and delivered by the Company and by the rights agent thereunder and (c) such Rights have been duly executed and issued by the Company in accordance with the terms of such Rights Agreement and paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

7. Each of the Units will constitute valid and legally binding obligations of the Company, once (a) the Company has duly taken all necessary corporate action to authorize and approve (i) the issuance and terms of such Units, the terms of the offering thereof and related matters, (ii) the issuance of any shares of Common Stock that are a component of such Units, (iii) the issuance and terms of any other series or class of Equity Securities that are a component of such Units, and the taking of any action necessary under Maryland law to designate such other Equity Securities, (iv) the issuance and terms of any series of any Company Debt Securities that are a component of such Units, and the execution and delivery of the applicable Company Indenture (and any applicable supplemental indenture thereto or officer’s certificate), (v) the issuance and terms of any Warrants that are a component of such Units, and the execution and delivery of any Warrant Agreement pursuant to which such Warrants shall be issued and (vi) (v) the issuance and terms of any Rights that are a component of such Units, and the execution and delivery of any Rights Agreement pursuant to which such Rights shall be issued, (b) the Operating Partnership has duly taken all necessary limited partnership action and the Company has taken all necessary corporate action to authorize and approve the issuance and terms of any series of any Operating Partnership Debt Securities that are a component of such Units, and the execution and delivery of the Operating Partnership Indenture, if any Operating Partnership Debt Securities issued under the Operating Partnership Indenture are a component of such Units, and any applicable supplemental indenture to the applicable Operating Partnership Indenture or officer’s certificate thereto), (c) such Units and the agreement or agreements establishing such Units and the rights of the holders thereof have been duly authorized and validly executed and delivered by the Company and each other party thereto and (d) such Units have been paid for and delivered in accordance with the applicable duly authorized definitive purchase, underwriting or similar agreement.

Our opinions expressed in paragraphs 1 through 7 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

Our opinions expressed herein are limited to (a) the Delaware General Corporation Law and (b) the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

Board of Directors

NewLake Capital Partners, Inc.

October 14, 2022

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/Hunton Andrews Kurth LLP